Exhibit 99.1

For Immediate Release
SIRIUS AND XM TO COMBINE IN $13 BILLION MERGER OF EQUALS
Provides Consumers With Enhanced Content, Greater Choices and
Accelerated Technological Innovation
Enables Satellite Radio to Better Compete In Rapidly Evolving Audio Entertainment Industry
Extraordinary Value Creation for Shareholders
Mel Karmazin to Serve as Chief Executive Officer and
Gary Parsons to Serve as Chairman of Combined Company
WASHINGTON, DC and NEW YORK, NY — February 19, 2007 — XM Satellite Radio (Nasdaq: XMSR) and SIRIUS Satellite Radio (Nasdaq: SIRI) today announced that they have entered into a definitive agreement, under which the companies will be combined in a tax-free, all-stock merger of equals with a combined enterprise value of approximately $13 billion, which includes net debt of approximately $1.6 billion.
Under the terms of the agreement, XM shareholders will receive a fixed exchange ratio of 4.6 shares of SIRIUS common stock for each share of XM they own. XM and SIRIUS shareholders will each own approximately 50 percent of the combined company.
Mel Karmazin, currently Chief Executive Officer of SIRIUS, will become Chief Executive Officer of the combined company and Gary Parsons, currently Chairman of XM, will become Chairman of the combined company. The new company’s board of directors will consist of 12 directors, including Messrs. Karmazin and Parsons, four independent members designated by each company, as well as one representative from each of General Motors and American Honda. Hugh Panero, the Chief Executive Officer of XM, will continue in his current role until the anticipated close of the merger.
The combined company will benefit from a highly experienced management team from both companies with extensive industry knowledge in radio, media, consumer electronics, OEM engineering and technology. Further management appointments will be announced prior to closing. The companies will continue to operate independently until the transaction is completed and will work together to determine the combined company’s corporate name and headquarters location prior to closing.
The combination creates a nationwide audio entertainment provider with combined 2006 revenues of approximately $1.5 billion based on analysts’ consensus estimates. Today the companies have approximately 14 million combined subscribers. Together, SIRIUS and XM will create a stronger platform for future innovation within the audio entertainment industry and will provide significant benefits to all constituencies, including:
•	Greater Programming and Content Choices —The combined company is committed to consumer choice, including offering consumers the ability to pick and choose the channels and content they want on a more a la carte basis. The combined company will also provide consumers with a broader selection of content, including a wide range of commercial-free music channels, exclusive and non-exclusive sports coverage, news, talk, and entertainment programming. Together, XM and SIRIUS will be able to improve on products such as real-time traffic and rear-seat video and introduce new ones such as advanced data services including enhanced traffic, weather and infotainment offerings.

•	Accelerated Technological Innovation — The merger will enable the combined company to develop and introduce a wider range of lower cost, easy-to-use, and multi-functional devices through efficiencies in chip set and radio design and procurement. Such innovation is essential to remaining competitive in the consumer electronics-driven world of audio entertainment.

•	Benefits to OEM and Retail Partners — The combined company will offer automakers and retailers the opportunity to provide a broader content offering to their customers. Consumer electronics retailers, including Best Buy, Circuit City, RadioShack, Wal-Mart and others, will benefit from enhanced product offerings that should allow satellite radio to compete more effectively.

•	Enhanced Financial Performance — This transaction will enhance the long-term financial success of satellite radio by allowing the combined company to better manage its costs through sales and marketing and subscriber acquisition efficiencies, satellite fleet synergies, combined R&D and other benefits from economies of scale. Wall Street equity analysts have published estimates of the present value of cost synergies ranging from $3 billion to $7 billion.

•	More Competitive Audio Entertainment Provider — The combination of an enhanced programming lineup with improved technology, distribution and financials will better position satellite radio to compete for consumers’ attention and entertainment dollars against a host of products and services in the highly competitive and rapidly evolving audio entertainment marketplace. In addition to existing competition from free “over-the-air” AM and FM radio as well as iPods and mobile phone streaming, satellite radio will face new challenges from the rapid growth of HD Radio, Internet radio and next generation wireless technologies.
“We are excited for the many opportunities that an XM and SIRIUS combination will provide consumers,” said Gary Parsons, Chairman of XM Satellite Radio and Hugh Panero, CEO of XM Satellite Radio, in a joint statement. “The combined company will be better positioned to compete effectively with the continually expanding array of entertainment alternatives that consumers have embraced since the Federal Communications Commission (FCC) first granted our satellite radio licenses a decade ago.”
“This combination is the next logical step in the evolution of audio entertainment,” said Mel Karmazin, CEO of SIRIUS Satellite Radio. “Together, our best-in-class management team and programming content will create unprecedented choice for consumers, while creating long-term value for shareholders of both companies. The combined company will be positioned to capitalize on SIRIUS and XM’s complementary distribution and licensing agreements to enhance availability of satellite radios, offer expanded content to subscribers, drive increased advertising revenue and reduce expenses. Each of our companies has a strong commitment to providing listeners the broadest range of music, news, sports and entertainment and the best customer service possible. We look forward to sharing the benefits of the exciting new growth opportunities this combination will provide with all of our stakeholders.”
The transaction is subject to approval by both companies’ shareholders, the satisfaction of customary closing conditions and regulatory review and approvals, including antitrust agencies and the FCC. Pending regulatory approval, the companies expect the transaction to be completed by the end of 2007.
SIRIUS’s financial advisor on the transaction is Morgan Stanley and Simpson Thacher & Bartlett LLP and Wiley Rein LLP are acting as legal counsel. XM’s financial advisor on the transaction is J.P. Morgan Securities Inc. and Skadden Arps, Slate, Meagher & Flom LLP; Jones Day; and Latham & Watkins LLP are acting as legal counsel.

Conference Call and Webcast Information
The companies will hold a joint conference call and webcast on Tuesday, February 20, 2007 at 8:30 AM ET to discuss this announcement. The conference call can be monitored by dialing 800-573-4840 within the U.S. and 617-224-4326 for all other locations, passcode 29490052. The webcast can be accessed at http://www.sirius.com and http://www.xmradio.com as well as on their satellite radio services by tuning to SIRIUS channel 122 and XM channel 200. The webcast will be archived at http://www.sirius.com and http://www.xmradio.com.
About SIRIUS
SIRIUS, “The Best Radio on Radio,” delivers more than 130 channels of the best programming in all of radio. SIRIUS is the original and only home of 100% commercial free music channels in satellite radio, offering 69 music channels. SIRIUS also delivers 65 channels of sports, news, talk, entertainment, traffic, weather and data. SIRIUS is the Official Satellite Radio Partner of the NFL, NASCAR, NBA and NHL, and broadcasts live play-by-play games of the NFL, NBA and NHL, as well as live NASCAR races. All SIRIUS programming is available for a monthly subscription fee of only $12.95.
SIRIUS Internet Radio (SIR) is a CD-quality, Internet-only version of the SIRIUS radio service, without the use of a radio, for the monthly subscription fee of $12.95. SIR delivers more than 75 channels of talk, entertainment, sports, and 100% commercial free music.
SIRIUS products for the car, truck, home, RV and boat are available in more than 25,000 retail locations, including Best Buy, Circuit City, Crutchfield, Costco, Target, Wal-Mart, Sam’s Club, RadioShack and at shop.sirius.com.
SIRIUS radios are offered in vehicles from Audi, Bentley, BMW, Chrysler, Dodge, Ford, Infiniti, Jaguar, Jeep®, Land Rover, Lexus, Lincoln, Mercury, Maybach, Mazda, Mercedes-Benz, MINI, Mitsubishi, Nissan, Rolls Royce, Scion, Toyota, Volkswagen, and Volvo. Hertz also offers SIRIUS in its rental cars at major locations around the country.
Click on http://www.sirius.com to listen to SIRIUS live, or to purchase a SIRIUS radio and subscription.
About XM
XM (Nasdaq: XMSR — News) is America’s number one satellite radio company with more than 7.6 million subscribers. Broadcasting live daily from studios in Washington, DC, New York City, Chicago, the Country Music Hall of Fame in Nashville, Toronto and Montreal, XM’s 2007 lineup includes more than 170 digital channels of choice from coast to coast: commercial-free music, premier sports, news, talk radio, comedy, children’s and entertainment programming; and the most advanced traffic and weather information.
XM, the leader in satellite-delivered entertainment and data services for the automobile market through partnerships with General Motors, Honda, Hyundai, Nissan, Porsche, Subaru, Suzuki and Toyota is available in 140 different vehicle models for 2007. XM’s industry-leading products are available at consumer electronics retailers nationwide. For more information about XM hardware, programming and partnerships, please visit http://www.xmradio.com.

Forward Looking Statements
This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about the benefits of the business combination transaction involving Sirius Satellite Radio Inc. and XM Satellite Radio Holdings Inc., including potential synergies and cost savings and the timing thereof, future financial and operating results, the combined company’s plans, objectives, expectations and intentions with respect to future operations, products and services; and other statements identified by words such as “anticipate,” “believe,” “plan,” “estimate,” “expect,” “intend,” “will,” “should,” “may,” or words of similar meaning. Such forward-looking statements are based upon the current beliefs and expectations of SIRIUS’ and XM’s management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are difficult to predict and generally beyond the control of SIRIUS and XM. Actual results may differ materially from the results anticipated in these forward-looking statements.
The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statement: general business and economic conditions; the performance of financial markets and interest rates; the ability to obtain governmental approvals of the transaction on a timely basis; the failure of SIRIUS and XM shareholders to approve the transaction; the failure to realize synergies and cost-savings from the transaction or delay in realization thereof; the businesses of SIRIUS and XM may not be combined successfully, or such combination may take longer, be more difficult, time-consuming or costly to accomplish than expected; and operating costs and business disruption following the merger, including adverse effects on employee retention and on our business relationships with third parties, including manufacturers of radios, retailers, automakers and programming providers. Additional factors that could cause SIRIUS’ and XM’s results to differ materially from those described in the forward-looking statements can be found in SIRIUS’ and XM’s Annual Reports on Form 10-K for the year ended December 31, 2005, and Quarterly Reports on Form 10-Q for the quarters ended March 31, 2006, June 30, 2006 and September 30, 2006 which are filed with the Securities and Exchange Commission (the “SEC”) and available at the SEC’s Internet site (http://www.sec.gov). The information set forth herein speaks only as of the date hereof, and Sirius and XM disclaim any intention or obligation to update any forward looking statements as a result of developments occurring after the date of this press release.
Important Additional Information Will be Filed with the SEC
This communication is being made in respect of the proposed business combination involving SIRIUS and XM. In connection with the proposed transaction, SIRIUS plans to file with the SEC a Registration Statement on Form S-4 containing a Joint Proxy Statement/Prospectus and each of SIRIUS and XM plan to file with the SEC other documents regarding the proposed transaction. The definitive Joint Proxy Statement/Prospectus will be mailed to stockholders of SIRIUS and XM. INVESTORS AND SECURITY HOLDERS OF SIRIUS AND XM ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.
Investors and security holders will be able to obtain free copies of the Registration Statement and the Joint Proxy Statement/Prospectus (when available) and other documents filed with the SEC by SIRIUS and XM through the web site maintained by the SEC at www.sec.gov. Free copies of the Registration Statement and the Joint Proxy Statement/Prospectus (when available) and other documents filed with the SEC can also be obtained by directing a request to Sirius Satellite Radio Inc., 1221 Avenue of the Americas, New York, NY 10020, Attention: Investor Relations or by directing a request to XM Satellite Radio Holdings Inc., 1500 Eckington Place, NE Washington, DC 20002, Attention: Investor Relations.
SIRIUS, XM and their respective directors and executive officers and other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding SIRIUS’ directors and executive officers is available in its Annual Report on Form 10-K for the year ended December 31, 2005, which was filed with the SEC on March 13, 2006, and its proxy statement for its 2006 annual meeting of stockholders, which was filed with the SEC on April 21, 2006, and information regarding XM’s directors and executive officers is available in XM’s Annual Report on Form 10-K, for the year ended December 31, 2005, which was filed with the SEC on March 3, 2006 and its proxy statement for its 2006 annual meeting of shareholders, which was filed with the SEC on April 25, 2006. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the Joint Proxy Statement/Prospectus and other relevant materials to be filed with the SEC when they become available.

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Contacts
SIRIUS
Media Relations
Patrick Reilly
212-901-6646
PReilly@siriusradio.com
Investor Relations
Paul Blalock
212-584-5174
PBlalock@siriusradio.com
Hooper Stevens
212-901-6718
HStevens@siriusradio.com
XM
Media Relations
Nathaniel Brown
212-708-6170
Nathaniel.Brown@xmradio.com
Chance Patterson
202-380-4318
Chance.Patterson@xmradio.com
Investor Relations
Joseph Wilkinson
202-380-4008
Joe.Wilkinson@xmradio.com
Richard Sloane
202-380-1439
Richard.Sloane@xmradio.com